UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

GREENHUNTER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33893	20-4864036
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1048 Texan Trail
GRAPEVINE, TEXAS	76051
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 410-1044

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 4, 2009, the Board of Directors (the “Board) of the Company accepted the resignation of Mr. Renato Bertani from his position on the Company’s Board of Directors, effective immediately. There was no disagreement between Mr. Bertani and the Company at the time of his resignation.
     On June 5, 2009, the Board appointed Mr. Ronald D. Ormand as an independent director of the Company. Mr. Ormand will serve on the Board’s Audit Committee and act as the Company’s financial expert under applicable SEC and NYSE Amex Stock Exchange rules. The Company issued a press release announcing Mr. Ormand’s appointment on June 5, 2009. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired.
     Not applicable.
     (b) Pro Forma Financial Information.
     Not applicable.
     (c) Shell Company Transactions.
     Not applicable.
     (d) Exhibits.

Exhibit
Number	Exhibit Title

99.1	Press Release dated June 5, 2009 announcing the Appointment of Ronald D. Ormand to the Board of Directors of GreenHunter Energy, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER ENERGY, INC.
Date: June 10, 2009	By:	/s/ Gary C. Evans
Gary C. Evans
Chairman, President and Chief Executive Officer

Exhibit
Number	Exhibit Title

99.1	Press Release dated June 5, 2009 announcing the Appointment of Ronald D. Ormand to the Board of Directors of GreenHunter Energy, Inc.